                                                                    EXHIBIT 10.1

                      SECOND AMENDMENT TO CREDIT AGREEMENT
                             AND CONSENT AND WAIVER

         THIS SECOND AMENDMENT TO CREDIT AGREEMENT AND CONSENT AND WAIVER, dated as of November 10, 2003 (this "Second Amendment"), is entered into by and among DYCOM INDUSTRIES, INC., a Delaware corporation (the "Borrower"), certain Domestic Subsidiaries of the Borrower as Guarantors (the "Guarantors" and together with the Borrower, the "Credit Parties"), the Required Lenders identified on the signature pages hereto and WACHOVIA BANK, NATIONAL ASSOCIATION, as administrative agent for the Lenders (the "Administrative Agent").

                               W I T N E S S E T H

         WHEREAS, the Borrower, the Guarantors, the Administrative Agent and the Lenders are parties to that certain Credit Agreement dated as of June 3, 2002 (as previously amended and modified and as further amended, modified, supplemented or restated from time to time, the "Credit Agreement"; capitalized terms used herein shall have the meanings ascribed thereto in the Credit Agreement unless otherwise defined herein);

         WHEREAS, the Borrower has notified the Lenders that it intends to (a) acquire the assets of First South Utility Construction, a North Carolina corporation ("First South"), on terms and conditions substantially the same as those set forth on the summary of material terms attached hereto as Schedule A (the "First South Acquisition") and (b) acquire the Capital Stock of UtiliQuest Holdings Corp., a Delaware corporation ("UtiliQuest"), on terms and conditions substantially the same as those set forth on the summary of material terms attached hereto as Schedule B (the "UtiliQuest Acquisition"; together with the First South Acquisition, individually an "Acquisition" and collectively the "Acquisitions");

         WHEREAS, the Borrower has requested that the Required Lenders (a) consent to the consummation of the Acquisitions by the Credit Parties, (b) waive the Borrower's failure to provide certain documents twenty Business Days in advance of a Permitted Acquisition and (c) agree to amend a certain provision of the Credit Agreement; and

         WHEREAS, the Required Lenders have agreed to the consent, waiver and amendment requested by the Borrower, subject to the terms and conditions set forth herein.

         NOW, THEREFORE, IN CONSIDERATION of the premises and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

                                    SECTION 1

                                     CONSENT

         1.1 Consent to Acquisitions. The Required Lenders, for and on behalf of the Lenders under the Credit Agreement, hereby consent to the consummation of the Acquisitions by the Credit Parties, notwithstanding any prohibitions to the contrary set forth in Section 7.5 of the Credit Agreement (Advances, Investments and Loans) or in the definition of "Permitted Acquisition" in Section 1.1 of the Credit Agreement. This consent shall be effective solely with respect to the specific circumstances of the Acquisitions.

                                    SECTION 2

                                    AMENDMENT

         2.1      Consolidated Tangible Net Worth Covenant.

         (a) If, and upon such time that, one (but not both) of the Acquisitions is consummated, Section 6.7(c) to the Credit Agreement shall be amended and restated in its entirety as of such date such that:

                  (i) if the First South Acquisition, but not the UtiliQuest Acquisition, has been consummated, Section 6.7(c) to the Credit Agreement shall read in its entirety as follows:

                           (c) Consolidated Tangible Net Worth. Maintain Consolidated Tangible Net Worth of not less than (i) $265,000,000 plus (ii) 50% of Consolidated Net Income (positive or negative) from the date the Borrower's acquisition of First South Utility Construction, a North Carolina corporation, is consummated (the "First South Acquisition Date") to the date of computation plus (iii) 75% of the Equity Issuances made from the First South Acquisition Date to the date of computation.

                  (ii) if the UtiliQuest Acquisition, but not the First South Acquisition, has been consummated, Section 6.7(c) to the Credit Agreement shall read in its entirety as follows:

                           (c) Consolidated Tangible Net Worth. Maintain Consolidated Tangible Net Worth of not less than (i) $200,000,000 plus (ii) 50% of Consolidated Net Income (positive or negative) from the date the Borrower's acquisition of UtiliQuest Holdings Corp., a Delaware corporation, is consummated (the "UtiliQuest Acquisition Date") to the date of computation plus (iii) 75% of the Equity Issuances made from the UtiliQuest Acquisition Date to the date of computation.

         (b) If, and upon such time that, both Acquisitions have been consummated, Section 6.7(c) to the Credit Agreement shall be amended and restated in its entirety as of such date to read as follows:

                           (c) Consolidated Tangible Net Worth. Maintain Consolidated Tangible Net Worth of not less than (i) $170,000,000 plus (ii) 50% of Consolidated Net Income (positive or negative) from the date the Borrower has completed the acquisitions of both UtiliQuest Holdings Corp., a Delaware corporation, and First South Utility Construction, a North Carolina corporation (the "Acquisitions Completion Date"), plus (iii) 75% of the Equity Issuances made from the Acquisitions Completion Date to the date of computation.

                                    SECTION 3

                                     WAIVER

         3.1 Waiver. The Required Lenders hereby waive, on a one-time basis for the Acquisitions, any failure of the Borrower to comply with the requirement set forth in Section 6.2(e) of the Credit Agreement to provide the Lenders with a complete Permitted Acquisition report twenty Business Days' prior to the consummation of a Permitted Acquisition. Except for the specific, one-time waiver set forth above, nothing set forth herein or contemplated hereby is intended to constitute a waiver of (i) any rights or remedies available to the Lenders or the Administrative Agent under the Credit Agreement or any other Credit Document or under applicable law (all of which rights and remedies are hereby expressly reserved by the Lenders and the Administrative Agent) or (ii) the Credit Parties' obligation to comply fully with any duty, term, condition, obligation or covenant contained in the Credit Agreement and the other Credit Documents.

                                    SECTION 4

                               CLOSING CONDITIONS
                          AND POST-CLOSING REQUIREMENTS

         4.1      Closing Conditions.

         This Second Amendment shall be effective as of the date hereof upon satisfaction of the following conditions precedent, in form and substance reasonably acceptable to the Administrative Agent:

                  (a) Second Amendment. The Administrative Agent shall have received a copy of this Second Amendment duly executed by each of the Credit Parties and the Required Lenders.

                  (b) Officer's Certificate. The Administrative Agent shall have received an officer's certificate, dated as of the date hereof, executed by a Responsible Officer of the Borrower (i) certifying that
         (A) no Default or Event of Default exists or will exist after giving effect to the Acquisitions (after giving effect to this Second Amendment), (B) each of First South and UtiliQuest has earnings before interest, taxes, depreciation and amortization (excluding, in the case of First South, any extraordinary credit losses) for the most recent four fiscal quarters prior to the applicable acquisition date for which financial statements are available in an amount greater than $0 and (C) neither the First South Acquisition nor the UtiliQuest Acquisition is a "hostile acquisition" and (ii) demonstrating that the Leverage Ratio shall be less than or equal to 1.75 to 1.0 after giving effect to each of the Acquisitions.

                  (c) Amendment Fee. The Borrower shall have paid a non-refundable amendment fee to the Administrative Agent, for the pro rata benefit of each Lender who duly executes and delivers a counterpart to this Second Amendment on or before 12:00 Noon (Eastern
         Time) on Monday, November 10, 2003 (the "Consenting Lenders"), in an amount equal to ten basis points (.10%) of the aggregate Commitments of the Consenting Lenders.

         4.2      Post-Closing Requirements.

                  (a) Joinder Agreement. As soon as possible, and in any event no later than ten (10) Business Days after the closing date of the UtiliQuest Acquisition (or such later date as agreed to by the Administrative Agent in its sole discretion), the Administrative Agent shall have received, in accordance with the terms of Section 6.9 of the Credit Agreement, a Joinder Agreement duly executed by the Borrower, UtiliQuest and any other Domestic Subsidiary of the Borrower that is not a Guarantor as of the date of this Second Amendment.

                  (b) Authority Documents. As soon as possible, and in any event no later than ten (10) Business Days after the closing date of the UtiliQuest Acquisition (or such later date as agreed to by the Administrative Agent in its sole discretion), the Administrative Agent shall have received, with respect to each of UtiliQuest and any other Domestic Subsidiary of the Borrower party to the Joinder Agreement referenced in Section 4.2(a) above, the following authority documents:
         (i) a secretary's certificate of such Person, (ii) a copy of its articles of incorporation, (iii) a copy of the resolutions of its board of directors, approving and adopting the Joinder Agreement and the other Credit Documents, (iv) a copy of its bylaws, (v) copies of a certificate of good standing, existence or its equivalent certified as of a recent date by the appropriate Governmental Authority of its state of incorporation and (vi) an incumbency certificate.

                  (c) Legal Opinion. As soon as possible, and in any event no later than ten (10) Business Days after the closing date of the UtiliQuest Acquisition (or such later date as agreed to by the Administrative Agent in its sole discretion), the Administrative Agent shall have received a legal opinion from counsel to the Credit Parties, in form and substance reasonably satisfactory to the Administrative Agent, which opinion shall include, without limitation, an opinion as to the enforceability of the Joinder Agreement referenced in Section 4.2(a) above.

                  (d) Effect of Non-Compliance. Notwithstanding the terms of Section 8.1(c)(iii) of the Credit Agreement to the contrary, the failure of any requirement set forth in this Section 4.2 to be satisfied within the time period allotted therefor shall constitute an immediate Event of Default under the Credit Agreement.

                                    SECTION 5

                                  MISCELLANEOUS

         5.1 Amended Terms. The term "Credit Agreement" as used in each of the Credit Documents shall hereafter mean the Credit Agreement as amended by this Second Amendment. Except as specifically amended or modified hereby or otherwise agreed, the Credit Agreement is hereby ratified and confirmed and shall remain in full force and effect according to its terms.

         5.2 Representations and Warranties of the Borrower. Each of the Credit Parties represents and warrants to the Lenders as follows:

                  (a) It has taken all necessary action to authorize the execution, delivery and performance of this Second Amendment.

                  (b) This Second Amendment has been duly executed and delivered by such Person and constitutes such Person's legal, valid and binding obligations, enforceable in accordance with its terms, except as such enforceability may be subject to (i) bankruptcy, insolvency, reorganization, fraudulent conveyance or transfer, moratorium or similar laws affecting creditors' rights generally and (ii) general principles of equity (regardless of whether such enforceability is considered in a proceeding at law or in equity).

                  (c) No consent, approval, authorization or order of, or filing, registration or qualification with, any court or Governmental Authority or third party is required in connection with the execution, delivery or performance by such Person of this Second Amendment.

         5.3 Reaffirmation of Credit Party Obligations. Each Credit Party hereby ratifies the Credit Agreement (as amended by this Second Amendment) and acknowledges and reaffirms (a) that it is bound by all terms of the Credit Agreement (as amended by this Second Amendment) applicable to it and (b) that it is responsible for the observance and full performance of its respective Credit Party Obligations.

         5.4 Credit Document. This Second Amendment shall constitute a Credit Document under the terms of the Credit Agreement.

         5.5 Expenses. The Borrower agrees to pay all reasonable costs and expenses of the Administrative Agent in connection with the preparation, execution and delivery of this Second Amendment, including, without limitation, the reasonable fees and expenses of Moore & Van Allen, PLLC, and all previously incurred fees and expenses, if any, which remain outstanding on the date hereof.

         5.6 Entirety. This Second Amendment and the other Credit Documents embody the entire agreement between the parties hereto and supersede all prior agreements and understandings, oral or written, if any, relating to the subject matter hereof.

         5.7 Counterparts/Telecopy. This Second Amendment may be executed in any number of counterparts, each of which when so executed and delivered shall be an original, but all of which shall constitute one and the same instrument. Delivery of executed counterparts of the Second Amendment by telecopy shall be effective as an original and shall constitute a representation that an original shall be delivered.

         5.8 Governing Law. This Second Amendment and the rights and obligations of the parties under this Second Amendment shall be governed by, and construed and interpreted in accordance with, the law of the State of New York.

         5.9 Consent to Jurisdiction; Service of Process; Waiver of Jury Trial. The jurisdiction, services of process and waiver of jury trial provisions set forth in Sections 11.14 and 11.18 of the Credit Agreement are hereby incorporated by reference, mutatis mutandis.

         5.10 Further Assurances. The Credit Parties agree to promptly take such action, upon the request of the Administrative Agent, as is reasonably necessary to carry out the intent of this Second Amendment.

                            [Signature Pages Follow]

                             DYCOM INDUSTRIES, INC.
           SECOND AMENDMENT TO CREDIT AGREEMENT AND CONSENT AND WAIVER

         IN WITNESS WHEREOF, each of the parties hereto has caused a counterpart of this Second Amendment to be duly executed and delivered as of the date first above written.

BORROWER:                 DYCOM INDUSTRIES, INC.,
                          a Florida corporation

                          By: -s- Richard L. Dunn
                             ---------------------------------
                          Name: Richard L. Dunn
                          Title: Sr. Vice President & CFO

GUARANTORS:               COMMUNICATIONS CONSTRUCTION
                          GROUP, INC.,
                          a Pennsylvania corporation
                          ANSCO & ASSOCIATES, INC.,
                          a Florida corporation
                          DYCOM CAPITAL MANAGEMENT, INC.,
                          a Delaware corporation
                          DYCOM CORPORATE IDENTITY, INC.,
                          a Delaware corporation
                          DYCOM INVESTMENTS, INC.,
                          a Delaware corporation
                          ERVIN CABLE CONSTRUCTION, INC.,
                          a Kentucky corporation
                          CABLE COM INC.,
                          a Delaware corporation
                          NIELS FUGAL SONS COMPANY,
                          a Utah corporation

                          By: -s- Richard L. Dunn
                             ---------------------------------
                          Name: Richard L. Dunn
                          Title: Treasurer of each of the foregoing

                             DYCOM INDUSTRIES, INC.
           SECOND AMENDMENT TO CREDIT AGREEMENT AND CONSENT AND WAIVER

LENDERS:                  WACHOVIA BANK, NATIONAL ASSOCIATION,
                          individually in its capacity as a
                          Lender and in its capacity as Administrative Agent

                          By: -s- Michael Romanzo
                             -----------------------------------
                          Name:  Michael Romanzo
                          Title: Vice President

                             DYCOM INDUSTRIES, INC.
           SECOND AMENDMENT TO CREDIT AGREEMENT AND CONSENT AND WAIVER

                          BANK OF AMERICA, N.A.

                          By: -s- Timothy H. Spanos
                             ------------------------------------
                          Name: Timothy H. Spanos
                          Title: Managing Director

                             DYCOM INDUSTRIES, INC.
           SECOND AMENDMENT TO CREDIT AGREEMENT AND CONSENT AND WAIVER

                          LASALLE BANK NATIONAL ASSOCIATION

                          By: -s- Robert Lozano
                              --------------------------------------
                          Name: Robert Lozano
                          Title: First Vice President

                             DYCOM INDUSTRIES, INC.
           SECOND AMENDMENT TO CREDIT AGREEMENT AND CONSENT AND WAIVER

                          HSBC BANK USA

                          By: -s- Gregory Roll
                              --------------------------------------
                          Name: Gregory Roll
                          Title: First Vice President

                             DYCOM INDUSTRIES, INC.
           SECOND AMENDMENT TO CREDIT AGREEMENT AND CONSENT AND WAIVER

                          HARRIS TRUST AND SAVINGS BANK

                          By: -s- Wes W. Frangul
                              --------------------------------------
                          Name: Wes W. Frangul
                          Title: Managing Director

                             DYCOM INDUSTRIES, INC.
           SECOND AMENDMENT TO CREDIT AGREEMENT AND CONSENT AND WAIVER

                          SUNTRUST BANK

                          By: -s- Edward E. Wooten
                              --------------------------------------
                          Name: Edward E. Wooten
                          Title: Director

                             DYCOM INDUSTRIES, INC.
           SECOND AMENDMENT TO CREDIT AGREEMENT AND CONSENT AND WAIVER

                          REGIONS BANK

                          By: -s- David Waller
                              --------------------------------------
                          Name: David Waller
                          Title: Vice President

                             DYCOM INDUSTRIES, INC.
           SECOND AMENDMENT TO CREDIT AGREEMENT AND CONSENT AND WAIVER

                          COMPASS BANK

                          By: -s- C. French Yarbrough JR
                              --------------------------------------
                          Name: C. FRENCH YARBROUGH JR
                          Title: SVP

                             DYCOM INDUSTRIES, INC.
           SECOND AMENDMENT TO CREDIT AGREEMENT AND CONSENT AND WAIVER

                          COMMERCEBANK N.A.

                          By: -s- Terry Lysengen
                             ---------------------------------------
                          Name: Terry Lysengen
                          Title: Vice President

                             DYCOM INDUSTRIES, INC.
           SECOND AMENDMENT TO CREDIT AGREEMENT AND CONSENT AND WAIVER

                          BANK HAPOALIM B.M.

                          By: -s- Marc Bosc         [ILLEGIBLE]
                             -----------------
                          Name: MARC BOSC           [ILLEGIBLE]
                          Title: VICE PRESIDENT

                             DYCOM INDUSTRIES, INC.
           SECOND AMENDMENT TO CREDIT AGREEMENT AND CONSENT AND WAIVER

                          ISRAEL DISCOUNT BANK OF NEW YORK

                          By: -s- Roberto R. Munoz
                             -----------------------------------------
                          Name: Roberto R. Munoz
                          Title: Senior Vice President
                                 Chief Landing Officer for Florida

                                   SCHEDULE A

              SUMMARY OF MATERIAL TERMS OF FIRST SOUTH ACQUISITION

                                 [see attached]

                                EXECUTIVE SUMMARY

                              PROPOSED ACQUISITION

                                       OF

                         SUBSTANTIALLY ALL OF THE ASSETS

                                       OF

             FIRST SOUTH UTILITY CONSTRUCTION, INC. (THE "COMPANY")

-        LOCATION OF
         COMPANY:          Greensboro, North Carolina.

-        SELLER:           First South Utility Construction, Inc.

-        ACQUISITION
         STRUCTURE:        Asset purchase by Dycom Industries, Inc.

-        DESCRIPTION OF
         THE ASSETS:       -        Substantially all of the property and assets
                                    of Seller's business of construction, design and engineering and rights of way services for government agencies and utilities at various locations in the United States.

                           - Includes, among other things, owned and lease real property, tangible personal property, vehicles, inventories, receivables, records, goodwill, owned intellectual property, claims and rights of action, sales-related material, rights under contracts and permits and licenses.

                           - Does not include assets used exclusively in the Pot-Fill division of the Company.

                           - Dycom will also assume certain liabilities associated with these assets and the business.

-        PURCHASE PRICE:   $50 million in cash and $4 million in newly-issued
                           common stock, subject to adjustment.

-        INDEMNIFICATION:  -        Representations and warranties survive until
                                    October 1, 2004 (except tax which survives until the 30th day after the applicable statute of limitations and environmental which survives until the third anniversary of the Closing).

                           - $4 million reciprocal indemnification cap (except in the case of tax indemnification or Excluded Liabilities).

                           -        $700,000 basket (except for tax
                                    indemnification which has no basket); once basket reached, recovery on claim from first dollar.

-        INDEMNITY ESCROW: -        $4 million stock escrow.

                           -        $3.5 million for General Indemnification
                                    Claims.

                           -        $500,000 for Environmental Indemnification
                                    Claims.

                           -        General Indemnification Escrow
                                    "stepped-down" to $2 million in the event
                                    Dycom receives $2,750,000 from outstanding
                                    AT&T receivable.

-        AT&T ESCROW:      -        $6,350,000 cash escrow.

                           - Paid back by Dycom (dollar for dollar) to the Company as funds from outstanding AT&T receivable are collected by Dycom.

-        ANTITRUST FILING: Dycom will need to make an antitrust filing under the
                           Hart-Scott-Rodino Antitrust Act of 1976, as amended, in connection with this transaction.

-        EMPLOYMENT
         AGREEMENTS:       Dycom will enter into employment agreements with
                           Susan M. Knox, Bruce A. Clemment, James E. Conrad,
                           Jr. and Elaine K. Shelton. The terms of these agreements are substantially similar to the standard
                           Dycom employment agreements for executive officers at the subsidiary level. The salary amounts are still being negotiated.

-        CONSULTING
         AGREEMENT:        Dycom is also considering entering into a consulting
                           agreement with Jeffrey Mott.

-        REGISTRATION
         RIGHTS AGREEMENT: Dycom is currently negotiating a registration rights agreement with the Company. This agreement will be substantially similar to registration rights agreements Dycom has entered into in past transactions.

-        SCHEDULED
         CLOSING DATE:     To be determined, but prior to December 5, 2003.

-        SIGNIFICANT
         CLOSING
         CONDITIONS:       -        Antitrust approval (HSR)

                           -        No Litigation

                           -        Accuracy of representations and warranties.

                           -        No governmental order prohibiting the
                                    transaction.

-        TERMINATION:      -        By either party due to a Material Adverse
                                    Effect, untrue representations and
                                    warranties or unfulfilled covenants.

                           -        If the Closing has not occurred by December
                                    5, 2003.

                           -        By mutual consent.

-        BROKER:           None.

                                   SCHEDULE B

               SUMMARY OF MATERIAL TERMS OF UTILIQUEST ACQUISITION

                                 [see attached]

         SUMMARY OF PROPOSED TRANSACTION WITH UTILIQUEST HOLDINGS CORP.

CONSIDERATION:              $120 million in cash, less (i) Closing Date Debt (includes capital leases) which Dycom will repay (except for the capital leases) at
                            Closing (approximately $30 million) and (ii) UtiliQuest Holdings Corp.'s
                            ("UtiliQuest") and GFI's (the "Sellers") expenses.

WORKING CAPITAL
ADJUSTMENT:                 Adjustment based on amount of working capital at Closing (>$750,000, merger consideration is increased, <$750,000, merger consideration is reduced).

STRUCTURE:                  Merger of newly-formed Dycom subsidiary with and into UtiliQuest with
                            UtiliQuest surviving the merger.

DESCRIPTION OF BUSINESS:    UtiliQuest provides facility-locating services to utilities.

DEAL PROTECTIONS:           GFI, as 99% shareholder of UtiliQuest, will have approved the merger by the time the merger agreement is entered into. None of GFI, UtiliQuest or any of their affiliates will solicit, initiate or encourage proposals from other parties to enter into any competing business combinations.

KEY CLOSING CONDITIONS:

                            -  Accuracy of representations and warranties;

                            -  HSR clearance;

                            -  GFI entering into a confidentiality/non-disclosure agreement;

                            -  Number of dissenting shares must be less than 1% of the outstanding shares of UtiliQuest;

                            -  No Governmental Order or action or litigation seeking to restrain the transaction;

                            -  Delivery of payoff certificates/letters by UtiliQuest for each repayment by UtiliQuest of a portion of the Closing Date Debt; and

                            -  No Material Adverse Effect.

SCHEDULED CLOSING DATE:     To be determined, but prior to December 5, 2003.

DROP DEAD DATE:             December 5, 2003.

INDEMNIFICATION:

                            -  Reps and warranties survive until the first anniversary of the
                                 Closing.

                            -  Dycom indemnified for:

                                 -  Breach of reps and warranties: Basket $1.2 million (deductible), except for breach of tax representation which has no basket.

                                 -  Covenants not performed by Closing.

                                 -  Any action by dissenting stockholders.

                                 -  UtiliQuest expenses to the extent not paid as of Closing.

                                 -  Inaccuracy of the Per Share Merger Consideration.

                            -  Cap - $10 million.

ESCROW:                     $10 million Indemnity Escrow and $ [   ] Working Capital Adjustment
                            Escrow.

TREATMENT OF OPTIONS:       UtiliQuest optionholders will be cashed out at the Closing (included in
                            Merger Consideration).

ANTITRUST FILING:           Dycom filed an antitrust filing under the Hart-Scott-Rodino Antitrust
                            Act of 1976, as amended, in connection with this transaction on October
                            31, 2003.

TERMINATION:

                            -  By mutual consent;

                            -  By Dycom if UtiliQuest is in material breach or closing conditions are not satisfied;

                            -  By GFI if Dycom is in material breach or closing conditions are not satisfied;

                            -  By Dycom or GFI if any law or governmental order makes consummation of the Merger illegal; and

                            -  If the Closing has not occurred by the Drop-Dead Date.

ENRON CLAIM:                UtiliQuest has outstanding claims against Enron in connection with GFI's initial acquisition of UtiliQuest. If these claims are not settled prior to the Closing, Dycom will receive a portion of any subsequent settlement.